UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 26, 2007

(Date of Earliest Event Reported)

KYPHON INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Commission File:	77-0366069
(State or Other Jurisdiction of Incorporation or Organization)	000-49804	(I.R.S. Employer Identification No.)

1221 Crossman Avenue

Sunnyvale, California 94089

(Address of Principal Executive Offices)

(408) 548-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry Into a Material Definitive Agreement.
ITEM 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation under an Off-Balance Sheet Arrangement.

On July 26, 2007, Kyphon Inc. (“Kyphon”), Medtronic, Inc., a Minnesota corporation (“Medtronic”), and Jets Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Medtronic (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Medtronic will acquire all of the outstanding shares of Kyphon for $71.00 per share in cash and pursuant to which Merger Sub will be merged with and into Kyphon, with Kyphon continuing as the surviving corporation and a wholly owned subsidiary of Medtronic (the “Merger”).

On the terms and subject to the conditions of the Merger Agreement, which has been unanimously approved by the Board of Directors of each of Medtronic and Kyphon, at the effective time of the Merger (the “Effective Time”), and as a result thereof, each share of common stock, par value $0.001, of Kyphon (“Kyphon Common Stock”) that is issued and outstanding prior to the Effective Time (other than shares held by Kyphon, Medtronic or their subsidiaries, which will be canceled without payment of any consideration, and shares for which appraisal rights have been validly exercised and not withdrawn) will be converted into the right to receive $71.00 in cash, without interest (the “Merger Consideration”). Each outstanding option to purchase Kyphon Common Stock that is held by non-employee directors, or vested and exercisable as of the Effective Time and held by employees or consultants, will be canceled in exchange for the right to receive in cash the amount by which the Merger Consideration exceeds the exercise price. Each outstanding option to acquire Kyphon Common Stock that is not vested and exercisable as of the Effective Time will remain outstanding and will be converted into the right to acquire a number of shares of Medtronic common stock as determined by reference to the Merger Consideration and the trading price of Medtronic common stock for the ten trading days prior to the Effective Time. Unvested restricted stock and restricted stock units will also be assumed on the basis described in the Merger Agreement. Unvested securities will be fully accelerated upon termination without cause or for good reason within twelve months after closing.

Medtronic and Kyphon have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that: (i) Kyphon will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) Kyphon will not engage in certain kinds of transactions during such period, (iii) Kyphon will cause a meeting of the Kyphon stockholders to be held to consider adoption of the Merger Agreement, (iv) subject to certain customary exceptions, that the Board of Directors of Kyphon will recommend adoption by its stockholders of the Merger Agreement and (v) Medtronic and Kyphon will use their respective reasonable best efforts to make any required filings under applicable U.S. and foreign antitrust laws and will each use its respective reasonable best efforts to obtain any required consents, approvals or the expiration of any applicable waiting periods under such laws and, if any objections are asserted under such laws, to use its reasonable best efforts to resolve such objections. Kyphon has also made certain additional customary covenants, including, among others, covenants not to: (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

Consummation of the Merger is subject to customary conditions, including (i) approval of the holders of a majority of the outstanding shares of Kyphon Common Stock, (ii) absence of any law or order prohibiting the consummation of the Merger and (iii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the applicable waiting periods under certain foreign antitrust laws and obtaining any required approvals or clearances under such laws, and other customary conditions.

The Merger Agreement contains certain termination rights for both Medtronic and Kyphon, and further provides that, upon termination of the Merger Agreement under certain specified circumstances, Kyphon would be required to pay Medtronic a termination fee of $95 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Under the terms of Kyphon’s merger agreement entered into in connection with its acquisition of St. Francis Medical Technologies, Inc., the $200 million earnout amount will become due within 3 business days after Kyphon takes any action effectuating, approving or consenting to the Merger. The foregoing description is qualified in its entirety by the terms of the merger agreement, which was included as Exhibit 2.2 hereto and is incorporated herein by reference.

In addition, under Article 12 of the Indenture, dated February 6, 2007, relating to Kyphon’s 1.00% Convertible Senior Notes due 2012 and its 1.25% Convertible Senior Notes due 2014, Kyphon will be required to deliver a notice to the holders of the notes at least 35 Scheduled Trading Days (as defined in the Indenture) prior to completion of the Merger. Following delivery of the notice, holders will have the ability to convert their notes, during a specified window period, for a number of shares and an amount of cash set forth in the Indenture, which amounts will become due on or about 35 Scheduled Trading Days following a holder’s delivery of a conversion notice, or compliance with DTC’s conversion procedures, as applicable. Under Article 11 of the Indenture, Kyphon will also have certain obligations to repurchase the notes at the option of the holders following the Merger. The foregoing description is qualified in its entirety by the terms of the Indenture, which was included as Exhibit 4.1 hereto and is incorporated herein by reference.

As described above, the Merger Agreement contains representations and warranties by Medtronic and Kyphon. These representations and warranties have been made solely for the benefit of the other parties to the Merger Agreement and (i) may be intended not as statements of fact, but rather as a way of allocating the risk to Medtronic or Kyphon if those statements prove to be inaccurate, (ii) have been qualified by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, (iii) may apply materiality standards different from what may be viewed as material to investors and (iv) were made only as of the date of the Merger Agreement or such other dates as may be specified in the Merger Agreement and are subject to more recent developments. Accordingly, these representations and warranties should not be relied on as characterizations of the actual state of facts or for any other purpose either at the time they were made or at any other time.

ITEM 7.01. Regulation FD Disclosure.

On July 27, 2007, Kyphon and Medtronic issued a joint press release announcing the transaction described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in Item 7.01 of this report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this report, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

Kyphon intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents in connection with the proposed acquisition. KYPHON’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KYPHON, MEDTRONIC AND THE PROPOSED TRANSACTION. Stockholders may obtain free copies of the proxy statement and other relevant documents filed with the SEC (when they become available) at the SEC’s website at www.sec.gov and at Kyphon’s website at www.Kyphon.com. In addition, stockholders may obtain free copies of the proxy statement (when it becomes available) by writing to 1221 Crossman Avenue, Sunnyvale CA 94089-2450, Attention: Julie Tracy or by emailing jtracy@Kyphon.com.

Kyphon, Medtronic, and their respective directors, executive officers, certain members of management and certain employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. A description of the interests in Kyphon of its directors and executive officers is set forth in Kyphon’s Proxy Statement relating to its 2007 Annual Meeting of Stockholders, as filed with the SEC on April 30, 2007. Information regarding Medtronic’s executive officers and directors may be found in its definitive proxy statement filed with the SEC on July 20, 2007. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed merger, and a description of their direct and indirect interests in the proposed merger, will be set forth in the proxy statement when it is filed with the SEC.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 26, 2007, by and among Kyphon Inc., Medtronic, Inc. and Jets Acquisition Corporation

2.2	Agreement and Plan of Merger dated December 4, 2006 by and among Kyphon Inc., Neptune Acquisition Sub, Inc., St. Francis Medical Technologies, Inc., and Philip M. Young, as the appointed representative of the stockholders of St. Francis Medical Technologies, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 24, 2007)

4.1	Indenture, dated as of February 6, 2007, between Kyphon Inc. and U.S. Bank National Association as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 12, 2007)

99.1	Joint Press Release of Kyphon Inc. and Medtronic, Inc., dated July 27, 2007, announcing entry into the Merger Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2007

KYPHON INC.

By:	/s/ David M. Shaw
David M. Shaw
Vice President, Legal Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 26, 2007, by and among Kyphon Inc., Medtronic, Inc. and Jets Acquisition Corporation

2.2	Agreement and Plan of Merger dated December 4, 2006 by and among Kyphon Inc., Neptune Acquisition Sub, Inc., St. Francis Medical Technologies, Inc., and Philip M. Young, as the appointed representative of the stockholders of St. Francis Medical Technologies, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 24, 2007)

4.1	Indenture, dated as of February 6, 2007, between Kyphon Inc. and U.S. Bank National Association as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 12, 2007)

99.1	Joint Press Release of Kyphon Inc. and Medtronic, Inc., dated July 27, 2007, announcing entry into the Merger Agreement